UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2016

 HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8551	22-1851059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2016, Hovnanian Enterprises, Inc. (the “Company”) announced that Thomas J. Pellerito, Chief Operating Officer, will retire from the Company effective December 31, 2016. Mr. Pellerito will step down from his position as Chief Operating Officer on October 31, 2016 and continue to assist the Company in an orderly transition through the end of the 2016 calendar year.

Mr. Lucian Theon Smith, III, age 56, has been appointed Chief Operating Officer, effective November 1, 2016. Mr. Smith joined the Company in April 2007 as a Region President and was promoted to Group President in January 2010. Most recently Mr. Smith has served as Executive Vice President of Homebuilding Operations, a position he has held since August 2015.

In connection with Mr. Smith’s appointment to Chief Operating Officer his salary will be increased by 18% effective December 17, 2016 and he will be eligible to receive a bonus for the 2017 fiscal year that is at least 10% greater than the bonus he would have received had he remained in his previous position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: June 23, 2016